Exhibit 99.1
Unity Reports Second Quarter 2026 Financial Results
SAN FRANCISCO, August 6, 2026 -- Unity (NYSE: U), the world’s leading game engine, today announced financial results for the second quarter ended June 30, 2026.
“This was arguably the best quarter in Unity’s history as a public company,” said Matt Bromberg, President & CEO of Unity. “The ongoing success of Unity Vector AI, combined with the most exciting product roadmap in Unity’s history, is helping drive substantial value for creators, players, and shareholders.”
Select revenue highlights for Q2 2026 are as follows (in thousands):

	Three Months Ended June 30,
	2026	2025	YoY Change
Strategic Grow Revenue	$328,955	$201,334	63%
Strategic Create Revenue	$157,456	$150,605	5%[1]
Total Strategic Revenue	$486,411	$351,939	38%
Non-Strategic Revenue[2]	$60,057	$89,005	(33)%
Total Revenue	$546,468	$440,944	24%
Q3 2026 Guidance3
•Strategic Revenue of $540 million to $550 million, up 44% - 47% year-over-year
◦Strategic Grow Revenue of $380 million to $385 million, up 68% - 70% year-over-year
◦Strategic Create Revenue of $159 million to $163 million up 7% - 10% year-over-year
•Non-Strategic Revenue of $20 million
◦Incorporates approximately one month of revenue from the Supersonic business, which was sold on August 4, 2026
•Adjusted EBITDA of $185 million to $190 million, up 69% - 74% year-over-year
1 YoY Change was 14% when excluding the impact of a $12 million one-time revenue item in the second quarter of 2025.
2 Consists primarily of revenue from (i) our ironSource Ads network, which was sunset effective April 30, 2026, and (ii) our Supersonic publishing business which was sold on August 4, 2026.
3 These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. We have not reconciled our estimates for non-GAAP financial measures in this press release and in the earnings call referencing this press release to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our second quarter non-GAAP results included in this press release.

© 2026 Unity Technologies	U N I T Y . C O M	|	1

Earnings Webcast
Unity will hold a public webcast at 8:30 a.m. ET today to discuss the results for its second quarter 2026. The live public webcast can be accessed on Unity’s Investor Relations website at https://investors.unity.com. The webcast replay will also be available on the site.
Second Quarter 2026 Results:
Total Revenue Highlights:
•Revenue was $546 million, compared to $441 million in the second quarter 2025.
•Create Solutions revenue was $158 million, compared to $154 million in the second quarter 2025.
•Grow Solutions revenue was $389 million, compared to $287 million in the second quarter 2025.
Profitability Highlights:
•GAAP net loss was $23 million, with a margin of (4)%; GAAP basic and diluted net loss per share was $0.05.
•Adjusted EBITDA was $160 million, with a margin of 29%; adjusted EPS was $0.28.
•Net cash provided by operating activities was $206 million; free cash flow was $202 million.
Revenue
Revenue was $546 million, up 24% year-over-year. Strategic revenue was $486 million, up 38% year-over-year.
Create Solutions revenue was $158 million, up 2% year-over-year. The increase was driven by increases in subscription revenue, partially offset by decreases in cloud and hosting services revenue, driven by our portfolio reset in 2025.
Grow Solutions revenue was $389 million, up 35% year-over-year. The change was due to growth in the Unity Ads Network, driven by “Unity Vector”, partially offset by decreases in the ironSource Ads Network.
Basic and Diluted Net Loss per share
Basic and diluted net loss per share was $0.05, as compared to $0.26 for the same period in 2025.
Net Loss and Net Cash Provided by Operating Activities
Net Loss for the quarter was $23 million, compared to a net loss of $107 million in the second quarter of 2025.
Net Loss margin was (4)%, compared to (24)% in the second quarter of 2025.
Net cash provided by operating activities for the quarter was $206 million, compared to $133 million in the second quarter of 2025.
Adjusted EBITDA, Free Cash Flow, and Adjusted EPS
Adjusted EBITDA for the quarter was $160 million, with a margin of 29%, compared to $90 million in the second quarter of 2025, with a margin of 21%. The year-over-year improvement was driven by higher revenue and continued cost control.
Free cash flow for the quarter was $202 million, compared to $127 million in the second quarter of 2025.
Adjusted EPS for the quarter was $0.28, compared to $0.18 in the second quarter of 2025.

© 2026 Unity Technologies	U N I T Y . C O M	|	2

Liquidity
As of June 30, 2026, our cash and cash equivalents, and restricted cash was $2,357 million, and increased by $293 million, as compared with $2,064 million as of December 31, 2025. This increase was primarily driven by our operations.
About Unity
Unity [NYSE: U] offers a suite of tools to develop, deploy, and grow games and interactive experiences across all major platforms from mobile, PC, and console, to extended reality. For more information, visit Unity.com.

© 2026 Unity Technologies	U N I T Y . C O M	|	3

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	As of
	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$2,351,987	$2,055,840
Accounts receivable, net	688,739	643,611
Prepaid expenses and other	83,590	113,012
Assets held-for-sale	56,030	—
Total current assets	3,180,346	2,812,463
Property and equipment, net	49,814	68,289
Goodwill	3,155,607	3,166,304
Intangible assets, net	163,141	650,544
Other assets	112,354	140,006
Total assets	$6,661,262	$6,837,606
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,429	$13,981
Accrued expenses and other	304,134	299,541
Publisher payables	440,665	431,494
Deferred revenue	237,348	224,405
Current portion of convertible notes	557,173	556,451
Liabilities held-for-sale	19,946	—
Total current liabilities	1,569,695	1,525,872
Convertible notes	1,680,229	1,678,899
Long-term deferred revenue	20,278	14,038
Other long-term liabilities	84,167	122,660
Total liabilities	3,354,369	3,341,469
Commitments and contingencies
Redeemable noncontrolling interests	266,727	252,637
Stockholders' equity:
Common stock, $0.000005 par value:
Authorized shares - 1,000,000 and 1,000,000
Issued and outstanding shares - 439,987 and 432,860	2	2
Additional paid-in capital	7,540,533	7,378,295
Accumulated other comprehensive income (loss)	3,280	(2,156)
Accumulated deficit	(4,509,925)	(4,138,709)
Total Unity Software Inc. stockholders' equity	3,033,890	3,237,432
Noncontrolling interest	6,276	6,068
Total stockholders' equity	3,040,166	3,243,500
Total liabilities and stockholders' equity	$6,661,262	$6,837,606

© 2026 Unity Technologies	U N I T Y . C O M	|	4

UNITY SOFTWARE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue	$546,468	$440,944	$1,054,706	$875,944
Cost of revenue	111,709	114,211	463,346	228,168
Gross profit	434,759	326,733	591,360	647,776
Operating expenses
Research and development	278,275	214,807	532,700	435,432
Sales and marketing	132,368	161,513	327,745	323,526
General and administrative	56,335	69,165	114,547	135,505
Total operating expenses	466,978	445,485	974,992	894,463
Loss from operations	(32,219)	(118,752)	(383,632)	(246,687)
Interest expense	(6,032)	(6,030)	(12,052)	(11,921)
Interest income and other income (expense), net	17,941	19,837	21,405	77,948
Loss before income taxes	(20,310)	(104,945)	(374,279)	(180,660)
Provision for (benefit from) Income taxes	2,362	2,420	(4,680)	4,612
Net loss	(22,672)	(107,365)	(369,599)	(185,272)
Net income attributable to noncontrolling interest and redeemable noncontrolling interests	934	1,433	1,617	1,168
Net loss attributable to Unity Software Inc.	(23,606)	(108,798)	(371,216)	(186,440)
Basic and diluted net loss per share attributable to Unity Software Inc.	$(0.05)	$(0.26)	$(0.85)	$(0.45)
Weighted-average shares used in computation of basic and diluted net loss per share	437,898	417,566	436,069	414,696

Net loss	(22,672)	(107,365)	(369,599)	(185,272)
Change in foreign currency translation adjustment	3,823	2,716	6,871	3,894
Comprehensive loss	$(18,849)	$(104,649)	$(362,728)	$(181,378)
Net income attributable to noncontrolling interest and redeemable noncontrolling interests	934	1,433	1,617	1,168
Foreign currency translation attributable to noncontrolling interest and redeemable noncontrolling interests	800	564	1,435	818
Comprehensive income attributable to noncontrolling interest and redeemable noncontrolling interests	1,734	1,997	3,052	1,986
Comprehensive loss attributable to Unity Software Inc.	$(20,583)	$(106,646)	$(365,780)	$(183,364)

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UNITY SOFTWARE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating activities
Net loss	$(22,672)	$(107,365)	$(369,599)	$(185,272)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	85,475	96,928	212,730	193,145
Stock-based compensation expense	79,948	101,604	157,113	200,394
Gain on repayment of convertible note	—	—	—	(42,744)
Impairment of intangible assets	—	—	270,506	—
Impairment of property and equipment	25	579	8,447	4,049
Impairment of investments	—	—	15,000	—
Other	1,097	(7,754)	2,566	(7,972)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(57,170)	(43,083)	(67,366)	(22,061)
Prepaid expenses and other	44,553	24,373	26,155	13,771
Other assets	2,933	1,866	12,267	11,889
Accounts payable	2,027	(4,297)	(3,211)	(2,099)
Accrued expenses and other	(6,428)	7,417	7,532	(13,612)
Publisher payables	63,112	33,590	24,634	(21,565)
Other long-term liabilities	2,184	(1,942)	(37,763)	(12,861)
Deferred revenue	10,538	31,180	17,897	31,060
Net cash provided by operating activities	205,622	133,096	276,908	146,122
Investing activities
Purchases of non-marketable investments	—	(2,000)	—	(2,000)
Purchases of property and equipment	(3,663)	(6,446)	(8,492)	(12,164)
Net cash used in investing activities	(3,663)	(8,446)	(8,492)	(14,164)
Financing activities
Proceeds from issuance of convertible notes	—	—	—	690,000
Purchase of capped calls	—	—	—	(44,436)
Payment of debt issuance costs	—	—	—	(13,236)
Repayments of convertible note	—	—	—	(641,691)
Proceeds from issuance of common stock upon exercise of stock options and purchase of ESPP shares	4,551	9,783	16,194	31,394
Net cash provided by financing activities	4,551	9,783	16,194	22,031
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	4,522	15,440	8,210	19,637
Increase in cash, cash equivalents, and restricted cash	211,032	149,873	292,820	173,626
Cash, cash equivalents, and restricted cash, beginning of period	2,146,089	1,551,634	2,064,301	1,527,881
Cash, cash equivalents, and restricted cash, end of period	$2,357,121	$1,701,507	$2,357,121	$1,701,507

© 2026 Unity Technologies	U N I T Y . C O M	|	6

About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.
We define adjusted EBITDA as GAAP net income or loss excluding benefits or expenses associated with stock-based compensation, amortization and impairment of acquired intangible assets, depreciation, restructurings and reorganizations, interest, income tax, and other non-operating activities, which primarily consist of foreign exchange rate gains or losses. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We define adjusted gross profit as GAAP gross profit excluding expenses associated with stock-based compensation, amortization and impairment of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted gross margin as adjusted gross profit as a percentage of revenue.
We define adjusted cost of revenue as GAAP cost of revenue, excluding expenses associated with stock-based compensation, amortization and impairment of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted research and development expense as GAAP research and development expense, excluding expenses associated with stock-based compensation, amortization and impairment of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted sales and marketing expense as GAAP sales and marketing expense, excluding expenses associated with stock-based compensation, amortization and impairment of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted general and administrative expense as GAAP general and administrative expense excluding expenses associated with stock-based compensation, depreciation, impairment of acquired intangible assets, and restructurings and reorganizations. We define free cash flow as net cash provided by operating activities less cash used for purchases of property and equipment.
We define adjusted EPS as GAAP net income or loss excluding benefits or expenses associated with stock-based compensation, amortization and impairment of acquired intangible assets, depreciation, restructurings and reorganizations, and the income tax impact of the preceding adjustments (cumulatively "adjusted net income"), increased by the tax effected impacts from any relevant dilutive securities, divided by the diluted weighted-average outstanding shares. The effective tax rate used in calculating adjusted EPS is estimated for each period, based on the net income or loss adjusted for the items noted above, and may differ from the effective rate used in our financial statements. Shares of common stock that are excluded in our calculation of GAAP diluted net loss per share due to their antidilutive impact on such calculations, are included in the diluted weighted average outstanding shares used in our calculation of adjusted EPS, to the extent they have a dilutive impact on adjusted EPS given the adjusted net income in each period.

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Adjusted EBITDA reconciliation
Revenue	$546,468	$440,944	$1,054,706	$875,944
GAAP net loss	$(22,672)	$(107,365)	$(369,599)	$(185,272)
Add:
Stock-based compensation expense	$75,576	$101,435	$152,445	$196,751
Amortization of intangible assets expense	$77,490	$86,218	$194,904	$171,868
Depreciation expense	$7,985	$10,710	$17,826	$21,277
Impairment of intangible assets	$—	$—	$278,666	$—
Restructuring and reorganization costs	$31,359	$10,886	$38,262	$31,231
Interest expense	$6,032	$6,030	$12,052	$11,921
Interest income and other income (expense), net	$(17,941)	$(19,837)	$(21,405)	$(77,948)
Provision for (benefit from) income taxes	$2,362	$2,420	$(4,680)	$4,612
Adjusted EBITDA	$160,191	$90,497	$298,471	$174,440
GAAP net loss margin	(4)%	(24)%	(35)%	(21)%
Adjusted EBITDA margin	29%	21%	28%	20%

Adjusted gross profit reconciliation
GAAP gross profit	$434,759	$326,733	$591,360	$647,776
Add:
Stock-based compensation expense	6,712	9,861	14,094	18,973
Amortization of intangible assets expense	6,550	26,997	33,619	53,697
Depreciation expense	1,309	1,766	2,940	3,480
Impairment of intangible assets	—	—	226,516	—
Restructuring and reorganization costs	3,915	275	3,862	809
Adjusted gross profit	$453,245	$365,632	$872,391	$724,735
GAAP gross margin	80%	74%	56%	74%
Adjusted gross margin	83%	83%	83%	83%

Operating expenses reconciliation
Cost of revenue
GAAP cost of revenue	$111,709	$114,211	$463,346	$228,168
Stock-based compensation expense	(6,712)	(9,861)	(14,094)	(18,973)
Amortization of intangible assets expense	(6,550)	(26,997)	(33,619)	(53,697)
Depreciation expense	(1,309)	(1,766)	(2,940)	(3,480)
Impairment of intangible assets	—	—	(226,516)	—
Restructuring and reorganization costs	(3,915)	(275)	(3,862)	(809)
Adjusted cost of revenue	$93,223	$75,312	$182,315	$151,209
GAAP cost of revenue as a percentage of revenue	20%	26%	44%	26%
Adjusted cost of revenue as a percentage of revenue	17%	17%	17%	17%

© 2026 Unity Technologies	U N I T Y . C O M	|	8

UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Research and development
GAAP research and development expense	$278,275	$214,807	$532,700	$435,432
Stock-based compensation expense	(39,469)	(51,050)	(78,097)	(101,645)
Amortization of intangible assets expense	(51,393)	(16,332)	(102,771)	(32,862)
Depreciation expense	(3,934)	(5,340)	(8,726)	(10,606)
Impairment of intangible assets	—	—	(3,998)	—
Restructuring and reorganization costs	(22,379)	(4,581)	(25,955)	(12,927)
Adjusted research and development expense	$161,100	$137,504	$313,153	$277,392
GAAP research and development expense as a percentage of revenue	51%	49%	50%	50%
Adjusted research and development expense as a percentage of revenue	30%	31%	30%	31%

Sales and marketing
GAAP sales and marketing expense	$132,368	$161,513	$327,745	$323,526
Stock-based compensation expense	(12,940)	(19,041)	(27,112)	(35,527)
Amortization of intangible assets expense	(19,547)	(42,889)	(58,514)	(85,309)
Depreciation expense	(1,588)	(2,156)	(3,601)	(4,310)
Impairment of intangible assets	—	—	(46,969)	—
Restructuring and reorganization costs	(4,237)	(1,253)	(6,551)	(9,153)
Adjusted sales and marketing expense	$94,056	$96,174	$184,998	$189,227
GAAP sales and marketing expense as a percentage of revenue	24%	37%	31%	37%
Adjusted sales and marketing expense as a percentage of revenue	17%	22%	18%	22%

General and administrative
GAAP general and administrative expense	$56,335	$69,165	$114,547	$135,505
Stock-based compensation expense	(16,455)	(21,483)	(33,142)	(40,606)
Depreciation expense	(1,154)	(1,448)	(2,559)	(2,881)
Impairment of intangible assets	—	—	(1,183)	—
Restructuring and reorganization costs	(828)	(4,777)	(1,894)	(8,342)
Adjusted general and administrative expense	$37,898	$41,457	$75,769	$83,676
GAAP general and administrative expense as a percentage of revenue	11%	16%	11%	15%
Adjusted general and administrative expense as a percentage of revenue	7%	9%	7%	10%

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Adjusted EPS reconciliation
GAAP net loss	$(22,672)	$(107,365)	$(369,599)	$(185,272)
Stock-based compensation expense	75,576	101,435	152,445	196,751
Amortization of intangible assets expense	77,490	86,218	194,904	171,868
Depreciation expense	7,985	10,710	17,826	21,277
Impairment of intangible assets	—	—	278,666	—
Restructuring and reorganization costs	31,359	10,886	38,262	31,231
Income tax impact of adjusting items	(36,302)	(20,527)	(73,836)	(48,291)
Adjusted net income used for calculation of adjusted EPS, before impact of dilutive instruments	$133,436	$81,357	$238,668	$187,564
Increase from forgone financing costs on dilutive convertible notes, net of tax	4,676	789	9,344	9,299
Adjusted net income used for calculation of adjusted EPS, including impact of dilutive instruments	$138,112	$82,146	$248,012	$196,863

Weighted-average common shares used in GAAP diluted net loss per share attributable to Unity Software Inc.	437,898	417,566	436,069	414,696
Convertible notes	41,348	20,896	41,348	35,951
Stock options and PVOs	2,660	5,385	2,801	6,124
Unvested RSUs, PVUs, and PSUs	7,585	4,572	7,195	4,869
ESPP	—	4	63	327
Non-GAAP weighted-average common shares used in adjusted EPS	489,491	448,423	487,476	461,967

GAAP diluted net loss per share attributable to Unity Software Inc.	(0.05)	(0.26)	(0.85)	(0.45)
Total impact on diluted net loss per share attributable to Unity Software Inc. from non-GAAP adjustments	0.36	0.45	1.40	0.90
Total impact on diluted net loss per share attributable to Unity Software Inc. from antidilutive common stock now included	(0.03)	(0.01)	(0.04)	(0.02)
Adjusted EPS	0.28	0.18	0.51	0.43

Free cash flow reconciliation
Net cash provided by operating activities	$205,622	$133,096	$276,908	$146,122
Less:
Purchases of property and equipment	(3,663)	(6,446)	(8,492)	(12,164)
Free cash flow	201,959	126,650	268,416	133,958

Net cash used in investing activities	(3,663)	(8,446)	(8,492)	(14,164)
Net cash provided by financing activities	4,551	9,783	16,194	22,031

© 2026 Unity Technologies	U N I T Y . C O M	|	10

Cautionary Statement Regarding Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking statements,” as that term is defined under federal securities laws, including statements regarding Unity’s outlook and future financial performance, including, but not limited to: (i) Unity’s ability to further enhance its platform, accelerate product innovation and enhance financial performance; (ii) expectations regarding Vector, including expectations regarding Vector’s improvements, performance, growth and impact on Unity’s overall future growth prospects; (iii) Unity’s strategic initiatives, including its continued investment and focus on artificial intelligence tools and redeployment of investments to core strategic priorities; (iv) expectations regarding Vector leveraging behavioral data available through Unity runtime; (v) expectations regarding Unity 7; (vi) statements regarding Unity’s product roadmap, products, projects, technology, ongoing product development and improvements, and customer demand for Unity products; (vii) statements regarding industry trends and business model evolution; (viii) statements regarding Unity’s market opportunity; (ix) expectations regarding Unity’s competitive position, core value proposition, and growth prospects; (x) expectations regarding improvements in operating margins; (xi) expectations regarding Unity’s operating discipline and cost management; (xii) expectations regarding future profitability, including Unity’s expectation to become GAAP profitable by the third quarter of 2026; (xiii) plans to pay off future obligations, including Unity’s plan to pay off its convertible notes issued in 2021 in November 2026 and to de-lever its balance sheet; and (xiv) Unity’s financial guidance for future periods. The words “aim,” “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to, those related to: (i) the impact of macroeconomic conditions, such as inflation, high interest rates, tariffs, sanctions and trade barriers, and limited credit availability which could further cause economic uncertainty and volatility; (ii) Unity’s ability to compete effectively; (iii) adverse changes in the geopolitical relationship between the U.S. and China; (iv) Unity’s ability to develop, deploy, maintain, manage, or commercialize artificial intelligence-enabled products; (v) Unity’s ability to address issues raised by the development or use of artificial intelligence in its offerings, or the use of artificial intelligence by its customers, personnel, vendors and competitors; (vi) Unity’s ability to execute its plans to realign its business and to right-size its investments, including the sunset of the ironSource Ads Network and the sale of its Supersonic game publishing business; (vii) the impact of any decisions to change how Unity prices its products and services; (viii) Unity’s ability to achieve and sustain profitability; (ix) Unity’s ability to retain existing customers and expand the use of its platform, or attract new customers; (x) Unity’s ability to further expand into adjacent business areas or new industries; (xi) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to Unity or its customers’ business practices; (xii) Unity’s ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (xiii) breaches in its security measures, unauthorized access to its platform, data, or its customers’ or other users’ personal data; (xiv) Unity’s ability to manage growth effectively and manage costs effectively; (xv) the rapidly changing and increasingly stringent laws, regulations, contractual obligations and industry standards that relate to privacy, data security and the protection of children; (xvi) Unity’s ability to attract, manage and retain its talent; (xvii) Unity’s ability to adapt effectively to rapidly changing technology, evolving industry standards, changing regulations, or changing customer needs, requirements, or preferences; and (xviii) the effectiveness of Vector. Further information on these and additional risks that could affect our results is included in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on February 11, 2026, our Quarterly Report on Form 10-Q filed with the SEC on May 7, 2026, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Copies of reports filed with the SEC are available on the Unity Investor Relations website. Statements herein speak only as of the date of this release, and Unity assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release except as required by law.

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Contacts:
Investor Relations:
Alex Giaimo, Head of Investor Relations
alex.giaimo@unity3d.com

Media Relations:
UnityComms@unity3d.com

Source: Unity Software Inc.

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